FOR IMMEDIATE RELEASE
Date:         July 22, 2004
Contact:      Kathleen Walsh Carr
              202.772.3711


             Abigail Adams national Bancorp Reports a 31.8% increase
                           in second Quarter Earnings

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, reported a 31.8% increase in net income for the second quarter of 2004 of $831.1 thousand ($0.28 per diluted share) compared to $630.6 thousand ($0.21 per diluted share) for the second quarter of 2003. Net income for the six-month period ending June 30, 2004 totaled $1.6 million ($0.55 per diluted share) compared to $1.5 million ($0.51 per diluted share) for the prior year period.

The return on average equity increased to 14.38% for the second quarter of 2004 versus 11.46% for the second quarter of 2003. The return on average assets increased to 1.49% versus 1.21% for the second quarter of 2003. For the first six months of 2004, the return on average equity increased to 14.29%, compared to 14.18% for the same period in 2003, and the return on average assets was 1.49%, compared to 1.52% reported in 2003. Net interest income grew by 10.8% for the first half of 2004 as compared to the same period in 2003, and improvements in asset quality significantly reduced the level of loan loss provision. Noninterest income declined 8.6%, primarily due to the reduced sale of loans and fees on accounts. The increase in noninterest expense centered in cost related to the expanded infrastructure of the lending department and the Maryland branch office opened in the third quarter of 2003.

Total assets at June 30, 2004 were $238.7 million, an increase of 10.1%, compared to June 30, 2003, concentrated in the 8.44% growth in loans over the same period. Adams' sound asset quality improved through the second quarter of 2004. Positive trends in nonperforming loans continued, with the ratio of nonperforming loans to total assets declining to 1.37% as of June 30, 2004 versus 1.81% for June 30, 2003. Over 50% of nonperforming loans are guaranteed by the Small Business Administration. Deposit growth was strong, with total deposits growing 13.7% over the past twelve months to $201.6 million.

Contributing to the improvement in the second quarter earnings, was the increase in the net interest margin ratio of 5.40%, compared to 5.07% reported in the second quarter of 2003. The second quarter net interest spread increased to 4.95%, compared to 4.58% for the second quarter of 2003.

For the first six months of 2004, the net interest margin increased to 5.40%, compared to 5.33% for the same period in 2003, and the net interest spread increased to 4.94%, compared to 4.84% reported in 2003.

Abigail Adams National Bancorp, Inc. declared a quarterly common dividend of $0.125 per share paid out on June 30, 2004 to stockholders of record as of June 15, 2004.

The Adams National Bank, the largest federally chartered bank in the United States owned and managed by women, is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended June 30, 2004 has been derived from unaudited financial information.


SOURCE:  The Adams National Bank
ATTACHMENT:         Selected Financial Data

                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                             June 30, 2004 and 2003
                      (In thousands, except per share data)

                                                             Three Months Ended:                     Six Months Ended:
                                                      -----------------------------------    -----------------------------------
                                                      --------------- -- ----------------    --------------- -- ----------------
                                                             6/30/04             6/30/03            6/30/04             6/30/03
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ---------------- -- ---------------
Income statement:
   Interest income                                             3,331               3,072              6,617               6,208
   Interest expense                                              465                 551                923               1,071
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ----------------    ---------------    ----------------
     Net interest income                                       2,866               2,521              5,694               5,137
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ----------------    ---------------    ----------------
   Provision for loan losses                                     105                 311                210                 381
     Net interest income after provision
      for loan losses                                          2,761               2,210              5,484               4,756
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ----------------    ---------------    ----------------
   Noninterest income                                            457                 478                912                 998
   Noninterest expense                                         1,837               1,644              3,656               3,201
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ----------------    ---------------    ----------------
     Income before taxes                                       1,381               1,044              2,740               2,553
   Provision for income tax expense                              550                 413              1,091               1,020
                                                      ---------------    ----------------    ---------------    ----------------
                                                      ---------------    ----------------    ---------------    ----------------
     Net income                                                  831                 631              1,649               1,533
                                                      ===============    ================    ===============    ================
                                                      ===============    ================    ===============    ================

Per share data:
   Basic earnings per share                                    $0.28               $0.21              $0.55               $0.51
   Diluted earnings per share                                  $0.28               $0.21              $0.55               $0.51
   Dividends paid on common shares                             $0.13               $0.13              $0.25               $0.25

   Average shares outstanding - Basic                      3,014,343           3,007,811          3,014,343           3,006,570
   Average shares outstanding - Diluted                    3,025,901           3,023,380          3,026,188           3,022,533

Consolidated balance sheet:
   Assets:
     Cash & due from banks                                                                            9,498               8,860
     Short-term investments                                                                          19,543              22,851
     Investment securities                                                                           43,519              32,143
     Loans, gross                                                                                   163,278             150,576
     Allowance for loan losses                                                                      (2,307)             (2,297)
     Other assets                                                                                     5,133               4,584
                                                                                             ---------------    ----------------
                                                                                             ---------------    ----------------
       Total assets                                                                                 238,664             216,717
                                                                                             ===============    ================
                                                                                             ===============    ================

   Liabilities:
     Deposits                                                                                       201,606             177,275
     Short-term borrowings                                                                            3,505               5,717
     Long-term borrowings                                                                             9,580              10,478
     Accrued expenses & other liabilities                                                               925               1,154
                                                                                             ---------------    ----------------
                                                                                             ---------------    ----------------
       Total liabilities                                                                            215,616             194,624
                                                                                             ---------------    ----------------
                                                                                             ---------------    ----------------

   Stockholders' equity:
     Capital stock                                                                                       30                  30
     Surplus                                                                                         17,241              17,202
     Retained earnings                                                                                5,777               4,861
                                                                                             ---------------    ----------------
                                                                                             ---------------    ----------------
       Total stockholders' equity                                                                    23,048              22,093
                                                                                             ---------------    ----------------
                                                                                             ---------------    ----------------
       Total liabilities & stockholders' equity                                                     238,664             216,717
                                                                                             ===============    ================
                                                                                             ===============    ================

Performance ratios:
   Book value per share                                                                                 $7.65               $7.35
   Return on average assets                                      1.49%               1.21%              1.49%               1.52%
   Return on average stockholders' equity                       14.38%              11.46%             14.29%              14.18%
   Net interest margin                                           5.40%               5.07%              5.40%               5.33%
   Net interest spread                                           4.95%               4.58%              4.94%               4.84%
   Efficiency ratio                                             55.27%              54.81%             55.33%              52.16%
   Ratio of nonperforming assets to total assets                                                        1.37%               1.81%
   Allowance for loan losses to loans                                                                   1.41%               1.53%
   Allowance for loan losses to nonperforming assets                                                   70.58%              58.53%